As filed with the Securities and Exchange Commission on March 21, 1994.

                                              Registration No. 33-
============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                                _______________

                                   FORM S-3

                            REGISTRATION STATEMENT

                                   UNDER THE

                            SECURITIES ACT OF 1933
                                _______________


                        CENTRAL POWER AND LIGHT COMPANY
            (Exact name of registrant as specified in its charter)

                  Texas                                74-0550600
        (State or other jurisdiction                 (I.R.S. Employer
     of incorporation or organization)              Identification No.)

                          539 North Carancahua Street
                       Corpus Christi, Texas  78401-2802
                                (512) 881-5300

              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)
                                _______________

          ROBERT R. CAREY                       GEORGE J. FORSYTH, Esq.
President and Chief Executive Officer       Milbank, Tweed, Hadley & McCloy
   Central Power and Light Company              1 Chase Manhattan Plaza
     539 North Carancahua Street               New York, New York  10005
  Corpus Christi, Texas  78401-2802                 (212) 530-5000
           (512) 881-5300


        (Names, addresses, including zip codes, and telephone numbers, including area codes, of agents for service)
                                ______________

     Approximate date of commencement of proposed sale to the public: From time to time after the Registration Statement becomes effective.
                                _______________

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
                                _______________

                        CALCULATION OF REGISTRATION FEE

============================================================================

                                      Proposed     Proposed
                                      Maximum      Maximum
  Title of Each          Amount       Offering     Aggregate     Amount of
Class of Securities      to be         Price       Offering     Registration
 to be Registered      Registered     Per Unit*     Price*          Fee
- ----------------------------------------------------------------------------
Preferred Stock,
$100 par value       750,000 shares    $100.00    $75,000,000     $25,862

============================================================================

*Estimated solely for the purpose of calculating the registration fee.

                                _______________

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

============================================================================

               *************************************************
               *  SUBJECT TO COMPLETION, DATED March 21, 1994  *
               *************************************************

PROSPECTUS



                                750,000 SHARES

                        CENTRAL POWER AND LIGHT COMPANY

                        PREFERRED STOCK, $100 PAR VALUE
                                _______________


     Central Power and Light Company (the "Company") intends to offer from time to time, in one or more series, up to 750,000 shares of Preferred Stock, $100 par value per share ("New Preferred Stock") on terms to be determined at the time of offering.

     The series designation, aggregate number of shares, initial public offering price, dividend rate (or method of calculation thereof), dividend payment dates, redemption and sinking fund provisions (if any), and any other specific terms of each series of the New Preferred Stock in respect of which this Prospectus is being delivered ("Offered Preferred Stock"), will be set forth in a Prospectus Supplement (the "Prospectus Supplement") to be delivered at the time of the offering and sale of the Offered Preferred Stock. See "DESCRIPTION OF THE NEW PREFERRED STOCK" herein.

     The Company may sell the New Preferred Stock in one or more series to or through underwriters or dealers designated from time to time through competitive bidding, or through negotiation, or directly to other purchasers or through agents. The Prospectus Supplement applicable to any series of Offered Preferred Stock will set forth the initial public offering price, the proceeds to the Company, the names of any purchasers, underwriters or agents and any applicable discounts or commissions with respect to the New Preferred Stock being offered. See "PLAN OF DISTRIBUTION" herein.

                                _______________


   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
      AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
        THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                    PROSPECTUS.  ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

                                _______________


              The Date of this Prospectus is _____________, 1994.

****************************************************************************
* Information contained herein is subject to completion or amendment.  A   *
* registration statement relating to these securities has been filed with  *
* the Securities and Exchange Commission.  These securities may not be sold*
* nor may offers to buy be accepted prior to the time the registration     *
* statement becomes effective.  This Prospectus shall not constitute an    *
* offer to sell or the solicitation of an offer to buy nor shall there be  *
* any sale of these securities in any State in which such offer, solici-   *
* tation or sale would be unlawful prior to registration or qualification  *
* under the securities laws of any such State.                             *
****************************************************************************

      No dealer, salesman or any other person has been authorized to give any information or to make any representation not contained or incorporated by reference in this Prospectus and, with respect to any series of New Preferred Stock, the Prospectus Supplement relating thereto, and if given or made, such information or representation must not be relied upon as having been authorized by the Company or any underwriter, dealer or agent. Neither this Prospectus nor any Prospectus Supplement constitutes an offer to sell or a solicitation of an offer to buy any of the securities offered hereby or thereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction. Neither the delivery of this Prospectus or any Prospectus Supplement nor any sale made hereunder or thereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or thereof or that the information contained or incorporated by reference herein or therein is correct as of any time subsequent to its date.

                            AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549-1004; and at the Commission's Regional Offices at 500 West Madison St., Suite 1400, Chicago, Illinois 60661-2511 and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549.

      It is the Company's current practice to prepare and mail to the holders of its Preferred Stock copies of the Company's annual financial reports. Such reports contain certain financial information that is examined and reported upon, with an opinion expressed, by the Company's independent public accountants.

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following documents heretofore filed by the Company with the Commission pursuant to the Exchange Act are incorporated by reference in this Prospectus.

      1. The Company's Annual Report on Form 10-K for the year ended December 31, 1993.

      2.  The Company's Current Report on Form 8-K dated March 10, 1994.

      All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the New Preferred Stock shall be deemed to be incorporated by reference into this Prospectus from their respective dates of filing.

      THE COMPANY HEREBY UNDERTAKES TO PROVIDE WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROSPECTUS HAS BEEN DELIVERED, UPON THE WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF ANY OR ALL OF THE FOREGOING DOCUMENTS INCORPORATED HEREIN BY REFERENCE (OTHER THAN EXHIBITS TO SUCH DOCUMENTS WHICH ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE INTO THE INFORMATION THAT THE REGISTRATION STATEMENT INCORPORATES). WRITTEN OR TELEPHONE REQUESTS SHOULD BE DIRECTED TO DAVID P. SARTIN, CONTROLLER, CENTRAL POWER AND LIGHT COMPANY, 539 NORTH CARANCAHUA STREET, CORPUS CHRISTI, TEXAS 78401-2802, TELEPHONE NUMBER (512) 881-5300.

                             PROSPECTUS SUMMARY

      The following material is qualified in its entirety by, and should be read in conjunction with, the information appearing elsewhere in this Prospectus, in the applicable Prospectus Supplement and in the documents, financial statements and other information incorporated by reference in this Prospectus.


                                 THE COMPANY

Business.......................    A public utility engaged in the
                                    production, purchase, transmission,
                                    distribution and sale of electricity

Service Area...................    Approximately 44,000 square miles in
                                    South Texas

Population of Service Area
 (December 31, 1993)...........    Approximately 1,945,000

Customers (December 31, 1993)..    Approximately 589,000


                        SELECTED FINANCIAL INFORMATION
                            (Dollars in Thousands)


                                            Year Ended December 31,
                                       1993          1992          1991
                                   ----------------------------------------

Operating Revenues..............   $1,223,528    $1,113,423     $1,098,730
Operating Income................      190,079       266,665*       249,573*
Net Income before cumulative
 effect of a change in
 accounting principles..........      145,130       218,511        217,206
Cumulative effect of changes
 in accounting principles.......       27,295             -              -
Net Income......................      172,425       218,511        217,206
Net Utility Plant...............    3,453,306     3,406,088*     3,450,007*

_____________________
* For comparison purposes, certain financial statement items have been reclassified to conform to the 1993 presentation.


                                              Capitalization at
                                              December 31, 1993
                                            ---------------------

Long-Term Debt......................        $1,363,258      44.5%
Preferred Stock.....................           275,841       9.0
Common Equity.......................         1,424,195      46.5
                                            ----------     ------
                                            $3,063,294     100.0%
                                            ==========     ======

                                 THE COMPANY

      Central Power and Light Company, a Texas corporation (the "Company"), is a public utility company engaged in the production, purchase, transmission, distribution and sale of electricity in South Texas. Central and South West Corporation ("CSW"), a registered public utility holding company under the Public Utility Holding Company Act of 1935, as amended (the "1935 Act"), owns all of the issued and outstanding Common Stock of the Company. The Company's executive offices are located at 539 North Carancahua Street, Corpus Christi, Texas 78401-2802, telephone number (512) 881-5300.

Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends (unaudited):


                          Year Ended December 31,
     -----------------------------------------------------------------
     1993           1992           1991            1990           1989
     ----           ----           ----            ----           ----
     2.31           2.77           2.65            2.50           1.99


      For computation of the ratio: (i) earnings consist of operating income plus Federal income taxes, deferred income taxes and investment tax credits, other income and deductions, allowance for funds (both borrowed and equity) used during construction, STP carrying costs and mirror CWIP amortization; (ii) combined fixed charges consist of interest on long-term debt and short-term debt, and other interest charges; and (iii) preferred stock dividends consist of an amount equal to the pre-income tax earnings necessary to cover the preferred dividend requirements of the Company.

                               USE OF PROCEEDS

      Unless otherwise specified in the Prospectus Supplement, the Company intends to use the net proceeds from the sale of the New Preferred Stock offered hereby to redeem, repurchase or reimburse the Company's treasury for the redemption or repurchase of certain of the Company's outstanding Preferred Stock. Any net proceeds not used for such purposes, will be used to repay outstanding short-term borrowings incurred and expected to be incurred, to provide working capital and for other general corporate purposes.

                   DESCRIPTION OF THE NEW PREFERRED STOCK

      General. The total authorized capital stock of the Company is 3,035,000 shares of Preferred Stock, par value $100 per share, issuable in series, and 12,000,000 shares of Common Stock, par value $25 per share ("Common Stock"). At March 1, 1994 2,758,750 shares of Preferred Stock and 6,755,535 shares of Common Stock were issued and outstanding. Each issue of New Preferred Stock will be a series of the Preferred Stock and the aggregate amount of shares of New Preferred Stock issued will not exceed 750,000 shares. The term "Preferred Stock," unless the context otherwise indicates, means all shares of Preferred Stock of all series now outstanding and hereafter issued, including the New Preferred Stock.

      The terms and provisions of the New Preferred Stock are set forth in the Restated Articles of Incorporation, as amended, of the Company (the "Articles") and in resolutions to be adopted by the Board of Directors or a Committee thereof authorizing and establishing each series of the New Preferred Stock. The following description sets forth certain general terms and provisions of the New Preferred Stock to which any Prospectus Supplement may relate. The particular terms of the New Preferred Stock offered by any Prospectus Supplement and the extent, if any, to which such general provisions may apply to the New Preferred Stock so offered will be described therein. The statements herein, which make use of defined terms and are not complete, are qualified by and subject to all provisions of the Articles, a copy of which is filed as an exhibit to the Registration Statement.

      Authorized and unissued shares of Preferred Stock may be issued as additional shares of any outstanding series thereof, or in one or more other series with such varying designations, dividend and redemption provisions, liquidation prices and other characteristics as the Board of Directors may authorize (subject to restriction now or hereafter provided by law or in the Articles or amendments thereto). All shares of Preferred Stock of all series constitute one class of stock, are of equal rank and, except as to the characteristics referred to above, confer equal rights.

      Dividend Rights. Holders of Preferred Stock are entitled, in respect of each share held, to cumulative dividends on the par value thereof at the annual rate specified in the designation of the series in which such share is issued, in preference to the Common Stock. Holders of Preferred Stock are not entitled to receive any other dividends. Dividends on each series of the New Preferred Stock will be payable on the dates and as provided in the resolutions authorizing the initial issue of shares of such series, when, as and if declared by the Board of Directors. Dividends are payable out of the surplus or net profits of the Company available for the purpose. When full cumulative dividends have been paid on or declared and set aside for payment in respect of all shares of the Preferred Stock, the Board of Directors may then declare dividends on the Common Stock.

      Redemption Provisions. The optional redemption provisions, if any, for each series of New Preferred Stock will be described in the Prospectus Supplement relating thereto.

      The Company, on the sole authority of its Board of Directors, may redeem shares of any outstanding series of the Preferred Stock in accordance with, and at the redemption price or prices as provided in, the Articles and the resolutions authorizing and establishing the applicable series of Preferred Stock. The redemption price paid by the Company for the redemption of shares of any series of the Preferred Stock shall include accrued and unpaid dividends to the date of redemption. The Articles provide that the Company shall not redeem, purchase or otherwise acquire less than all the outstanding shares of the Preferred Stock if at the time of such redemption, purchase or other acquisition, dividends payable on the Preferred Stock are in default in whole or in part, unless prior thereto all such defaults in dividends shall have been cured, or unless the Commission ordered, approved or permitted such action under the 1935 Act.

      Sinking Fund. The sinking fund provisions, if any, for each series of New Preferred Stock will be described in the Prospectus Supplement relating thereto.

      Liquidation Rights. In the event of the involuntary liquidation, dissolution or winding up of the Company, the holders of the Preferred Stock shall be entitled to be paid in full, out of the net assets of the Company, the par value of their shares plus accrued dividends on such shares, and no more, before any amount shall be paid or distributed to holders of Common Stock. In the event of the voluntary liquidation, dissolution or winding up of the Company, the holders of the Preferred Stock shall be entitled to receive the then effective redemption price thereof plus accrued dividends, and no more. With respect to the Company's outstanding 4% Preferred Stock, the liquidation preference is the par value thereof plus accrued dividends in the case of both voluntary and involuntary liquidation.

      Voting Rights. The Preferred Stock has no voting rights for the election of directors or otherwise, except as expressly provided in the Articles and summarized under this subcaption and under the subcaption "Restrictions on Certain Corporate Action" below, and except as may be required by law. In such excepted cases, each share of Preferred Stock is entitled to one vote. During any period when dividends on the Preferred Stock are in default in an amount equal to annual dividend payments or more per share, and thereafter until all dividends in default on such stock have been paid, the Preferred Stock as a class is entitled to elect the smallest number of directors necessary to constitute a majority of the full Board.

      Restrictions on Certain Corporate Action. The vote or consent of at least two-thirds of the outstanding shares of the Preferred Stock of all series voting as a class is required for (i) the authorization or creation of any class of stock ranking prior to the Preferred Stock as to dividends or assets or any security convertible into such prior stock, or for the issue of any of such prior stock or convertible security more than one year after such vote or consent; or (ii) any adverse change in the rights, preferences or powers of the holders of the Preferred Stock. The vote or consent of a majority of the outstanding shares of the Preferred Stock of all series voting as a class is required for (i) any merger or consolidation, or any sale or disposition of substantially all the assets of the Company, unless ordered, approved or permitted under the 1935 Act; (ii) the issue of any shares of Preferred Stock or of any stock on a parity therewith, except in exchange for or to effect the retirement of at least an equal amount of the Preferred Stock or of such parity stock, unless (1) the gross income of the Company (computed as provided in the Articles) for twelve consecutive calendar months ending within the fifteen calendar months immediately preceding the issue of such additional shares is at least one and one-half times the sum of (a) the annual interest charges on all indebtedness of the Company represented by bonds, notes or other securities to be outstanding after the issue of the additional shares, and (b) the annual dividend requirements on the Preferred Stock and on all prior or parity stock to be outstanding after the issue of the additional shares, and
(2) common stock equity of the Company (computed as provided in the Articles) is not less than the total amount payable upon involuntary liquidation, dissolution or winding up of the Company in respect of the Preferred Stock and all prior or parity stock to be outstanding after the issue of the additional shares; or (iii) the issue or assumption of any unsecured notes, debentures or other securities representing unsecured indebtedness ("unsecured obligations") except to refund outstanding unsecured obligations resulting in later maturities or to fund existing unsecured indebtedness not represented by unsecured obligations, if immediately after such issue or assumption (1) the principal amount of unsecured obligations would exceed 20 percent of the aggregate of the principal amount of secured indebtedness and the total capital stock and surplus of the Company, or (2) the principal amount of all unsecured obligations maturing in less than ten years (computed as provided in the Articles) would exceed ten percent of such aggregate.

      Limitations on Dividends on Common Stock. So long as any shares of Preferred Stock are outstanding, the Articles limit the declaration or payment of dividends on Common Stock in any 12-month period ending with and including the date on which a particular dividend is proposed to be paid (a) to 75 percent of the net income available for Common Stock dividends for the 12 months ending within 60 days next preceding the month in which such dividend is proposed to be declared if the ratio of Common Stock equity to total capitalization of the Company is or would be 20 percent or more but less than 25 percent, and (b) to 50 percent of such net income if the ratio is or would be less than 20 percent; plus any amounts that could have been declared as dividends pursuant to such limitations, but which were not actually declared, during any previous year or years. If such ratio is 25 percent or more, the total amount of all Common Stock dividends may not exceed a sum which would reduce such ratio below 25 percent, except to the extent permitted by clauses (a) or (b) above. At December 31, 1993, such ratio was approximately 46.5 percent.

      Miscellaneous. The Preferred Stock has no conversion rights nor any preemptive right to subscribe for or purchase any securities issued by the Company. The New Preferred Stock, when issued as herein contemplated, will be fully paid and nonassessable. The Company reserves the right in its Articles to increase or decrease its authorized capital stock or any class or series thereof, or to reclassify the same, and to change any provision contained in its Articles or any future amendment thereto as then in effect, in the manner now or hereafter prescribed by law, but subject to the conditions and limitations prescribed in the Articles as then in effect; and all rights granted to shareholders in the Articles or any future amendment thereto, are granted subject to such reservation.

      The Transfer Agent and Registrar for the New Preferred Stock is Central and South West Services, Inc., a subsidiary of CSW.

                            PLAN OF DISTRIBUTION

      The Company may sell the New Preferred Stock offered hereby (i) through competitive bidding; (ii) through negotiation with one or more underwriters; (iii) through one or more agents designated from time to time;
(iv) directly to purchasers; or (v) any combination of the above. The Prospectus Supplement with respect to the Offered Preferred Stock will set forth the terms of the offering of the Offered Preferred Stock, including the name or names of any underwriters and the amount of Offered Preferred Stock to be purchased by each underwriter, the purchase price of such

Offered Preferred Stock and the proceeds to the Company from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

      If an underwriter or underwriters are utilized in the sale, the Company will execute an underwriting agreement with such underwriters at the time of sale. The Offered Preferred Stock will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of the sale. Unless otherwise indicated in the Prospectus Supplement, the underwriting agreement will provide that the underwriter or underwriters are obligated to purchase all of the Offered Preferred Stock offered in the Prospectus Supplement if any are purchased.

      If any of the New Preferred Stock is sold through an agent or agents designated by the Company from time to time, the Prospectus Supplement will name any such agent, set forth any commissions payable by the Company to any such agent and the obligations of such agent with respect to the Offered Preferred Stock. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

      The New Preferred Stock of any series, when first issued, will have no established trading market. Any underwriters or agents to or through whom New Preferred Stock is sold by the Company for public offering and sale may make a market in such New Preferred Stock, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any New Preferred Stock.

      In connection with the sale of the New Preferred Stock, any purchasers, underwriters or agents may receive compensation from the Company or from purchasers in the form of concessions or commissions. The underwriters will be, and any agents and any dealers participating in the distribution of the New Preferred Stock may be, deemed to be underwriters within the meaning of the Securities Act of 1933, as amended (the "Act"). The agreement between the Company and any purchasers, underwriters or agents will contain reciprocal covenants of indemnity, and will provide for contribution by the Company in respect of its indemnity obligations, between the Company and the purchasers, underwriters, or agents against certain liabilities, including liabilities under the Act.

      Certain of the underwriters or agents and their associates may engage in transactions with, or perform services for, the Company and its affiliates in the ordinary course of business.

                               LEGAL OPINIONS

      Certain legal matters in connection with the New Preferred Stock will be passed upon for the Company by Milbank, Tweed, Hadley & McCloy, New York, New York as to U.S. Federal and New York State law and Vinson & Elkins L.L.P., Dallas, Texas as to Texas law, and for the Underwriters by Sidley & Austin, Chicago, Illinois.

                                   EXPERTS

      The audited financial statements and schedules incorporated by reference in this Prospectus and elsewhere in the Registration Statement have been audited by Arthur Andersen & Co., independent public accountants, as indicated in their reports dated February 25, 1994, with respect thereto, and are incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

                                   PART II

                   INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution.

      The estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are:

      Filing fee for Registration Statement . . . . . . . . . . . . $25,862*
      Public Utility Holding Company Act filing fee . . . . . . . .   2,000*
      Printing of Registration Statement, Prospectus and
         Stock Certificates . . . . . . . . . . . . . . . . . . . .  15,000
      Fees of rating agencies . . . . . . . . . . . . . . . . . . .  33,750
      Fees of accountants   . . . . . . . . . . . . . . . . . . . .  10,000
      Reimbursement of underwriters' expenses and
         counsel fees in connection with qualification or
         registration of the New Preferred Stock under state
         securities or "blue sky" laws  . . . . . . . . . . . . . .   5,000
      Expenses of Central and South West Services, Inc.
       (includes Transfer Agent and Registrar fees) . . . . . . . .  15,000
      Counsel Fees:
         Milbank, Tweed, Hadley & McCloy
           New York, New York . . . . . . . . . . . . . . . . . . .  65,000
         Vinson & Elkins L.L.P.
           Dallas, Texas. . . . . . . . . . . . . . . . . . . . .    10,000
      Miscellaneous and incidental expenses, including
         travel, telephone, copying, postage  . . . . . . . . . . .   8,388
                                                                   --------
                Total . . . . . . . . . . . . . . . . . . . . . . .$190,000
                                                                   ========
_______________
* Actual Amount


Item 15.  Indemnification of Directors and Officers.

      Article 2.02-1 of the Texas Business Corporation Act provides that any director or officer of a Texas corporation may be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred by him in connection with or in defending any action, suit or proceeding in which he was, is or is threatened to be made a party by reason of his position. With respect to any proceeding arising from actions taken in his official capacity, as a director or officer, he may be indemnified so long as it shall be determined that he conducted himself in good faith and that he reasonably believed that such conduct was in the corporation's best interest. In cases not concerning conduct in his official capacity as a director or officer, a director or officer may be indemnified so long as it shall be determined that he conducted himself in good faith and that he reasonably believed that his conduct was not opposed to the corporation's best interest. In the case of any criminal proceeding, a director or officer may be indemnified if he had no reasonable cause to believe his conduct was unlawful. If a director or officer is found liable to the corporation on the basis that personal benefit was improperly received by him, the indemnification is limited to reasonable expenses actually incurred in connection with such proceeding. No indemnification may be made if such officer or director is found liable for willful or intentional misconduct in the performance of his duty to the corporation. If a director or officer is wholly successful, on the merits or otherwise, in connection with such a proceeding, such indemnification is mandatory.

      Section 8 of Article IX of the Company's Bylaws requires the indemnification of officers and directors to the fullest extent permitted by the Texas Business Corporation Act or any other applicable Act. The Company also has policies insuring its officers and directors against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act.

      Article 7.06 of the Texas Miscellaneous Corporation Laws Act provides that:

           The articles of incorporation of a corporation may provide that a director of the corporation shall not be liable, or shall be liable only to the extent provided in the articles of incorporation, to the corporation or its shareholders or members for monetary damages for an act or omission in the director's capacity as a director, except that this article does not authorize the elimination or limitation of the liability of a director to the extent the director is found liable for:

           (i) a breach of the director's duty of loyalty to the corporation or its shareholders or members;

           (ii) an act or omission not in good faith that constitutes a breach of duty of the director to the corporation or an act or omission that involves intentional misconduct or a knowing violation of the law;

           (iii) a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office;

           (iv) an act or omission for which the liability of a director is expressly provided for by an applicable statute.

      Article VII of the Articles provides that, to the full extent permitted by the Texas Miscellaneous Corporation Laws Act, or any other applicable laws as presently or hereafter in effect, no director of the Company shall be liable to the Company or its shareholders for monetary damages for or with respect to any acts or omissions in his capacity as director of the corporation.

Item 16.  Exhibits.

  Exhibit No.                     Description of Exhibits

     1         -        Form of Underwriting Agreement.

     4(a)      -        Restated Articles of Incorporation of the Company,
                        as amended (incorporated herein by reference to Exhibit 3(a) to the Company's Annual Report on Form
                        10-K for the year ended December 31, 1993).

     4(b)      -        Form of Resolution providing for the establishment
                        of the terms of a series of the New Preferred Stock.

     5         -        Opinion of Vinson & Elkins L.L.P. as to the legality
                        of the New Preferred Stock.

    12(a)      -        Statement re: computation of Ratio of Earnings to
                        Combined Fixed Charges and Preferred Dividends for the five years ended December 31, 1993.

    23(a)      -        Consent of Arthur Andersen & Co.

    23(b)      -        Consent of Vinson & Elkins L.L.P. (contained in
                        Exhibit 5 above).

    24         -        Power of Attorney (included on the signature page of
                        this Registration Statement).

    26         -        Form of Invitation for Competitive Bids.

Item 17.  Undertakings.

      The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (i) and
(ii) above do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) To use its best efforts to distribute prior to the opening of bids to prospective bidders, underwriters and dealers, a reasonable number of copies of a prospectus which at that time meets the requirements of Section 10(a) of the Securities Act of 1933, and relating to the securities offered at competitive bidding, as contained in the registration statement, together with any supplements thereto.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Corpus Christi, State of Texas, on March 21, 1994.

                                           CENTRAL POWER AND LIGHT COMPANY


                                           By  /s/ DAVID P. SARTIN
                                                   David P. Sartin
                                                      Controller


                               POWER OF ATTORNEY

     Each person whose signature appears below hereby authorizes and appoints David P. Sartin and Melanie J. Richardson or either of them, as his or her attorney-in-fact, with full power of substitution and resubstitution to sign and file on his or her behalf individually and in each such capacity stated below any and all amendments and post-effective amendments to this Registration Statement, as fully as such person could do in person, hereby verifying and confirming all that said attorney-in-fact, or either of them, or their, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 21, 1994.


         SIGNATURE                 TITLE
         ---------                 -----


   /s/ ROBERT R. CAREY             President and Chief Executive Officer
 -----------------------------     (principal executive officer); Director
     Robert R. Carey


   /s/ DAVID P. SARTIN             Controller (principal accounting officer)
 -----------------------------     and Secretary
     David P. Sartin


   /s/ MELANIE J. RICHARDSON       Vice President Administration and
 -----------------------------     Treasurer (principal financial officer);
     Melanie J. Richardson         Director


   /s/ B. W. TEAGUE                Vice President Marketing and
 -----------------------------     Business Development; Director
     B. W. Teague

         SIGNATURE                 TITLE
         ---------                 -----


   /s/ J. G. SANDOVAL              Vice President Operations/Engineering;
 -----------------------------     Director
     J. G. Sandoval


   /s/ GERALD E. VAUGHN            Vice President Nuclear Affairs; Director
 -----------------------------
     Gerald E. Vaughn


   /s/ E. R. BROOKS                Director
 -----------------------------
     E. R. Brooks


   /s/ HARRY D. MATTISON           Director
 -----------------------------
     Harry D. Mattison


                                   Director
 -----------------------------
     Ruben M. Garcia


                                   Director
 -----------------------------
     Robert A. McAllen


                                   Director
 -----------------------------
     Pete Morales, Jr.


                                   Director
 -----------------------------
     S. Loyd Neal, Jr.


                                   Director
 -----------------------------
     Jim L. Peterson


                                   Director
 -----------------------------
     H. Lee Richards